Pursuant to Rule 424(b)(3)
Registration No. 333-115927

PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 24, 2004)

Nortek, Inc.

Offer to Exchange

     $200,000,000 Aggregate Principal Amount of our Series B Senior Floating Rate
Notes due 2010, which have been registered under the Securities Act, for any and all of our outstanding Senior Floating Rate Notes due 2010

     The purpose of this Prospectus Supplement is to provide supplemental information in connection with the offer to exchange described in our Prospectus dated June 24, 2004. The information included in this Prospectus Supplement should be read together with the Prospectus dated June 24, 2004.

     As of July 20, 2004, we are suspending our offer to exchange Series B Senior Floating Rate Notes due 2010, which have been registered under the Exchange Act, for our currently outstanding Senior Floating Rate Notes due 2010 until further notice. We will not accept outstanding notes for exchange until further notice. Holders who have tendered outstanding notes in the exchange offer will be contacted by the exchange agent regarding outstanding notes previously submitted for exchange.

July 20, 2004